Exhibit 10.5
COMPANY AGREEMENT
OF
TEPPCO MIDSTREAM COMPANIES, LLC
     This Company Agreement (this “Agreement”) of TEPPCO Midstream Companies, LLC, a Texas limited liability company (the “Company”), is hereby adopted by TEPPCO GP, Inc., a Delaware corporation (“TEPPCO GP”), and TEPPCO Partners, L.P., a Delaware limited partnership (the “MLP”), to be effective June 30, 2007, in accordance with the Texas Limited Liability Company Law, part of the Texas Business Organizations Code, as amended (the “TLLCL”), to govern the affairs of the Company and the conduct of its business.
ARTICLE I
DEFINITIONS
     The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Agreement” has the meaning given such term in the preamble hereto.
     “Certificate” means the Certificate of Formation filed with the Secretary of State of the State of Texas as referenced in Section 2.5, as such Certificate may be amended and/or restated from time to time.
     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
     “Company” has the meaning given such term in the preamble hereto.
     “Indemnitee” has the meaning given such term in Section 10.1(a).
     “Manager” means (i) TEPPCO GP in its capacity as the sole manager of the Company prior to its removal or resignation and (ii) any other Person designated as a manager of the Company pursuant to the terms of this Agreement.
     “Member” means TEPPCO GP and the MLP, in their respective capacities as members of the Company, or any other Person admitted to the Company from time to time as a member and that is shown as a member on the books and records of the Company.
     “Membership Interest” means the interest of a Member in the Company.

     “MLP” has the meaning given such term in the preamble hereto.
     “Percentage Interest” means, as of the date of such determination, (a) 0.001% as to TEPPCO GP and (b) 99.999% as to the MLP.
     “Person” means an individual or a corporation, partnership, limited liability company, trust, unincorproated organization, association or other entity.
     “Subsidiary” means a Person controlled by the Company directly, or indirectly through one or more intermediaries.
     “TEPPCO GP” has the meaning given such term in the preamble hereto.
     “TLLCL” has the meaning given such term in the preamble hereto.
ARTICLE II
ORGANIZATIONAL MATTERS
     Section 2.1 Formation. The Company was formed when its certificate of formation (the “Certificate”) was filed by an “organizer” (within the meaning of the TLLCL) with the Secretary of State of the State of Texas pursuant to and in accordance with the TLLCL. The execution of the Certificate by such organizer, and the filing of the Certificate with the Secretary of State of the State of Texas, are hereby ratified, confirmed and approved. Upon the filing of the Certificate with the Secretary of State of the State of Texas, such organizer’s powers as the “organizer” (within the meaning of the TLLCL) ceased. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, winding up and termination of the Company shall be governed by the TLLCL. The Membership Interest of each Member shall be personal property for all purposes.
     Section 2.2 Name. The name of the Company shall be “TEPPCO Midstream Companies, LLC”. The Company’s business may be conducted under any other name or names deemed necessary or appropriate by the Manager, including, without limitation, the name of the Manager or any Affiliate thereof. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The Manager in its sole discretion may change the name of the Company at any time and from time to time.
     Section 2.3 Registered Office; Principal Office. Unless and until changed by the Manager, the registered office of the Company in the State of Texas shall be located at 1021 Main Street, Suite 1150, Houston, Texas 77002, and the registered agent for service of process on the Company in the State of Texas at such registered office shall be CT Corporation System. The principal office of the Company and the address of the Manager shall be 1100 Louisiana Street, Houston, Texas 77002, or such other place as the Manager may from time to time designate. The Company may maintain offices at such other place or places within or outside the State of Texas as the Manager deems advisable.

     Section 2.4 Term. The Company commenced upon the filing of the Certificate in accordance with the TLLCL and shall have perpetual existence, unless the Company is sooner terminated in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until the termination of the Company as provided in the TLLCL.
     Section 2.5 Certificate of Formation. The organizer has caused the Certificate to be filed with the Secretary of State of the State of Texas as required by the TLLCL. The Manager shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the Manager in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Texas or any other state in which the Company may elect to do business or own property. To the extent that such action is determined by the Manager in its sole discretion to be reasonable and necessary or appropriate, the Manager shall file amendments to and restatements of the Certificate and do all things to maintain the Company as a limited liability company under the laws of the State of Texas or of any other state in which the Company may elect to do business or own property.
ARTICLE III
PURPOSE
     Section 3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Company shall be (a) to engage in the gathering of natural gas and natural gas liquids and related products and activities, (b) to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or similar arrangement to engage in, any business activity that may be lawfully conducted by a limited partnership organized pursuant to the TLLCL and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, (c) to do anything necessary or appropriate to the foregoing (including, without limitation, the making of capital contributions or loans to any Subsidiary or in connection with its involvement in the activities referred to in clause (b) of this sentence), and (d) to engage in any other business activity as permitted under Texas law.
     Section 3.2 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 3.1 and for the protection and benefit of the Company.
ARTICLE IV
CAPITAL CONTRIBUTIONS
     Section 4.1 Prior Contributions. Prior to the date hereof, the Members, or their predecessors, have made capital contributions to the Company’s predecessor.
     Section 4.2 Additional Contributions. The Members may contribute additional cash or property to the capital of the Company, but no Member has any obligation pursuant to this Agreement to make any such contribution.

     Section 4.3 Return of Contributions; Other Provisions Relating to Contributions. No Member shall be entitled to withdraw any part of its capital contributions or its capital account or to receive any distribution from the Company, except as provided in this Agreement. An unrepaid capital contribution is not a liability of the Company or any Member, and no interest shall accrue on capital contributions or on balances in the Members’ capital accounts.
     Section 4.4 Loans. A Member may make secured or unsecured loans to the Company, but no Member has any obligation pursuant to this Agreement to make any such loan. Loans by a Member to the Company shall not be considered capital contributions.
ARTICLE V
CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS
     Section 5.1 Capital Accounts. The Company shall maintain for each Member a separate capital account in accordance with the regulations issued pursuant to Section 704 of the Code and as determined by the Manager as consistent therewith.
     Section 5.2 Allocations for Tax and Capital Account Purposes. For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Company shall be allocated among the Members in accordance with their Percentage Interests, except that the Manager shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations issued pursuant thereto.
     Section 5.3 Distributions. The Company shall make distributions to the Members at such times, and in such forms and amounts, as the Manager may from time to time determine. Distributions in liquidation of the Company shall be made in accordance with the positive balances in the Members’ respective capital accounts maintained pursuant to Section 5.1. All other distributions shall be made to the Members in accordance with their respective Percentage Interests.
ARTICLE VI
MANAGEMENT AND OPERATIONS OF BUSINESS
     The Manager shall conduct, direct, and exercise full control over all activities of the Company. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in the Manager. The Manager shall be designated from time to time by the Members, and the Members may remove the Person serving as the Manager, with or without cause, at any time and may designate any other Person to serve as the Manager. In addition to the powers now or hereafter granted a manager under applicable law or which are granted to the Manager under any other provision of this Agreement, the Manager shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or desirable to conduct the business of the Company, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1.

ARTICLE VII
RIGHTS AND OBLIGATIONS OF MEMBERS
     No Member, by virtue of its status as a member of the Company, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.
ARTICLE VIII
WINDING UP AND TERMINATION
     The Company shall terminate, and its affairs shall be wound up, upon (a) an event of resignation of the Manager, (b) a written consent of all of the Members, (c) a judicial decree ordering the winding up and termination of the Company under Section 11.301 of the TLLCL, (d) the sale of all or substantially all of the assets and properties of the Company and its Subsidiaries, taken as a whole, (e) the dissolution of the MLP, if such dissolution occurs while the MLP is a Member or (f) any other event requiring the winding up of the Company under the TLLCL; provided, however, that the Company shall not be terminated or required to be wound up by reason of any event of resignation of the Manager described in the preceding clause if within 90 days after the resignation, a majority of the Members agree by vote to continue the business of the Company and to the appointment of a manager of the Company.
ARTICLE IX
AMENDMENT OF COMPANY AGREEMENT
     The Manager may amend any provision of this Agreement without the consent of the Members and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, except that any amendment that would increase the liability of the Members or materially and adversely affect the rights of the Member under this Agreement requires the consent of the Members.
ARTICLE X
INDEMNIFICATION
     Section 10.1 Indemnification.
          (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, the Manager, the Members and any Person who is or was an officer or director of the Manager (each, an “Indemnitee”) shall each be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 10.1, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 10.1 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.
          (b) To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 10.1.
          (c) The indemnification provided by this Section 10.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
          (d) The Company may purchase and maintain (or reimburse the Manager or its Affiliates for the cost of) insurance, on behalf of the Manager and such other Persons as the Manager shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities, whether or not the Company would have the power to indemnify such Person against such liabilities under the provisions of this Agreement.
          (e) In no event shall the Members be subjected to personal liability by reason of the indemnification provisions set forth in this Agreement, whether by action of an Indemnitee or otherwise.
          (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 10.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
          (g) The provisions of this Section 10.1 are for the benefit of the Indemnitees, their heirs, successors and assigns and shall not be deemed to create any rights for the benefit of any other Persons.
          (h) No amendment, modification or repeal of this Section 10.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligation of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 10.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
          (i) THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 10.1 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL

RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.
     Section 10.2 Liability of Indemnitees.
          (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Company or any Member for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
          (b) Subject to its obligations and duties as the Manager set forth in Article VI, the Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Manager shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Manager in good faith.
          (c) Any amendment, modification or repeal of this Section 10.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of an Indemnitee under this Section 10.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
ARTICLE XI
BOOKS AND RECORDS
     The Manager shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business including, without limitation, all books and records necessary to provide to the Members any information, lists, and copies of documents required to be provided pursuant to the TLLCL. Any such records may be maintained in other than a written form if such form is capable of conversion into a written form within a reasonable time.
ARTICLE XII
GENERAL PROVISIONS
     Section 12.1 Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made if received by it at the principal office of the Company referred to in Section 2.3.
     Section 12.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to articles and sections of this Agreement.
     Section 12.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice-versa.
     Section 12.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, legal representatives and permitted assigns.
     Section 12.5 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     Section 12.6 Creditors. None of the provisions of this Agreements shall be for the benefit of, or shall be enforceable by, any creditor of the Company.
     Section 12.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
     Section 12.8 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law.
     Section 12.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
     Section 12.10 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.
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     IN WITNESS WHEREOF, this Agreement has been duly executed by the Members as of the date first above written.

MEMBERS:

TEPPCO GP, INC.

By:	/s/ William G. Manias
Name: William G. Manias
Title: Vice President and Chief Financial Officer

TEPPCO PARTNERS, L.P.

By: Texas Eastern Products Pipeline Company, LLC, its sole general partner

By:	/s/ William G. Manias
Name: William G. Manias
Title: Vice President and Chief Financial Officer